Exhibit 99.1
Letter of Transmittal
GENERAL CABLE CORPORATION
Offer to Pay a Cash Premium Upon Conversion of
Any and All of its Outstanding Shares of
5.75% Series A Redeemable Convertible Preferred Stock
(CUSIP Nos. 369300207 and 369300306)
into Shares of Common Stock
Pursuant to the Conversion Offer Prospectus
Dated November 9, 2005
This Conversion Offer will expire at 5:00 p.m., New York City time, on Friday, December 9, 2005, unless extended or earlier terminated (such date, as the same may be extended or earlier terminated, the “Expiration Date”). Holders of shares of Preferred Stock (as defined below) must surrender their Preferred Stock for conversion prior to the Expiration Date to receive the Conversion Consideration (as defined below).
The Conversion Agent for the Conversion Offer is:
Mellon Investor Services LLC

By Regular Mail &
By Registered or Certified Mail:	Overnight Courier:	In Person By Hand Only:
Mellon Investor Services LLC P.O. Box 3301 South Hackensack, New Jersey 07606	Mellon Investor Services LLC 480 Washington Blvd., 27th Floor Jersey City, New Jersey 07310 Attention: Reorganization Dept.	Mellon Investor Services LLC Reorg Dept. 120 Broadway, 13th Floor New York, New York 10271
By Telephone:
Domestic: (800) 685-4258
Foreign: (201) 680-6622
Facsimile: (201) 680-4626
For Confirmation of Facsimile Transmission by Telephone:
(201) 680-4860
      DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS, OR TRANSMISSION VIA FACSIMILE, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.
      The Instructions contained herein should be read carefully before this Letter of Transmittal is completed.
      HOLDERS THAT WISH TO BE ELIGIBLE TO RECEIVE THE CONVERSION CONSIDERATION PURSUANT TO THE CONVERSION OFFER (AS DEFINED BELOW) MUST VALIDLY SURRENDER (AND NOT WITHDRAW) THEIR SHARES OF PREFERRED STOCK TO THE CONVERSION AGENT PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.
      Holders are urged to read and review carefully in full the Conversion Offer Prospectus of General Cable Corporation, a Delaware corporation (the “Company”), dated November 9, 2005 (as the same may be amended or supplemented from time to time, the “Conversion Offer Prospectus”) and this Letter of Transmittal (together with the Conversion Offer Prospectus, the “Conversion Offer Documents”).

      This Letter of Transmittal (this “Letter of Transmittal”) is to be used by registered holders (“Holders”) of the Company’s 5.75% Series A Redeemable Convertible Preferred Stock, $50.00 liquidation preference per share (the “Preferred Stock”), if: (1) certificates representing shares of the Preferred Stock are to be physically delivered to the Conversion Agent herewith by such Holders; or (2) a surrender of shares of Preferred Stock for conversion is to be made by book-entry transfer to the Conversion Agent’s account at The Depository Trust Company (“DTC”) pursuant to the procedures set forth in the Conversion Offer Prospectus under the caption “The Conversion Offer — Procedures for Surrendering Shares of Series A Preferred Stock for Conversion — Book-Entry Delivery Procedures” by any financial institution that is a participant in DTC and whose name appears on a security position listing as the owner of the Preferred Stock.
      Alternatively, DTC participants may, in lieu of physically completing and signing this Letter of Transmittal and delivering it to the Conversion Agent, electronically accept the Conversion Offer and surrender the shares of Preferred Stock for conversion through DTC’s Automated Tender Offer Program (“ATOP”) as set forth under “The Conversion Offer — Procedures for Surrendering Shares of Series A Preferred Stock for Conversion” in the Conversion Offer Prospectus. Holders surrendering their shares of Preferred Stock for conversion by book-entry transfer to the Conversion Agent’s account at DTC can execute the surrender through ATOP, for which the transaction will be eligible. DTC participants that are accepting the Conversion Offer must transmit their acceptance to DTC which will verify the acceptance and execute a book-entry delivery to the Conversion Agent’s account at DTC. DTC will then send an Agent’s Message to the Conversion Agent for its acceptance. Delivery of the Agent’s Message by DTC will satisfy the terms of the Conversion Offer as to execution and delivery of a Letter of Transmittal by the participant identified in the Agent’s Message.
      THE CONVERSION OFFER IS NOT BEING MADE TO (NOR WILL ANY SURRENDER OF SHARES OF PREFERRED STOCK FOR CONVERSION BE ACCEPTED FROM OR ON BEHALF OF) HOLDERS IN ANY JURISDICTION IN WHICH THE MAKING OR ACCEPTANCE OF THE CONVERSION OFFER WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION.
      Your broker, dealer, commercial bank, trust company or other nominee can assist you in completing this form. All of the applicable instructions included with this Letter of Transmittal must be followed. Any requests for assistance in connection with the Conversion Offer or for additional copies of the Conversion Offer Documents may be directed to the Information Agent. Any additional questions regarding the Conversion Offer should be directed to Merrill Lynch, Pierce, Fenner & Smith Incorporated, the dealer manager with respect to the Conversion Offer (the “Dealer Manager”). Contact information for the Information Agent and the Dealer Manager is set forth at the end of this Letter of Transmittal. See Instruction 11 below.

METHOD OF DELIVERY

☐	Check here if certificates for shares of Preferred Stock surrendered for conversion are enclosed herewith.

☐	Check here if shares of Preferred Stock surrendered for conversion are being delivered by Book-Entry Transfer made to the account maintained by the Conversion Agent with DTC and complete the following:
Name of Surrendering Institution

Account Number

Transaction Code Number

      List below the shares of Preferred Stock to which this Letter of Transmittal relates. If the space provided is inadequate, list certificate numbers and share amounts on a separately executed schedule and affix the schedule to this Letter of Transmittal.

DESCRIPTION OF SHARES OF PREFERRED STOCK

		Aggregate Number of	Number of Shares
Name(s) and Address(es) of Holder(s)	Certificate	Shares of Preferred	Surrendered for
(Please fill in, if your certificate is blank)	Numbers*	Stock Represented**	Conversion

		Total:	Total:

* Need not be completed by Holders surrendering by book-entry transfer (see below).
** Unless otherwise indicated in the column labeled “Number of Shares Surrendered for Conversion” and subject to the terms and conditions of the Conversion Offer Prospectus, a Holder will be deemed to have surrendered the entire number of shares of Preferred Stock represented by the certificates of Preferred Stock indicated in the column labeled “Aggregate Number of Shares of Preferred Stock Represented.” See Instruction 3.

NOTE: SIGNATURES MUST BE PROVIDED BELOW
PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY
Ladies and Gentlemen:
      By execution hereof, the undersigned acknowledges receipt of the Conversion Offer Prospectus and this Letter of Transmittal and instructions hereto, which together constitute the Company’s offer (the “Conversion Offer”) to pay a cash premium upon the conversion of any and all of its shares of 5.75% Series A Redeemable Convertible Preferred Stock, $50.00 liquidation preference per share, into shares of the Company’s common stock, $0.01 par value per share, upon the terms and subject to the conditions set forth in the Conversion Offer Documents, from Holders thereof, as described in the Conversion Offer Documents.
      The consideration offered for shares of Preferred Stock converted pursuant to the Conversion Offer shall be an amount, payable in cash, equal to $7.88 for each share of Preferred Stock validly surrendered for conversion, subject to adjustment, plus an amount in cash equivalent to the unpaid dividends accrued and accumulated thereon from and after the last dividend payment date prior to the Expiration Date, which dividend payment date will be November 24, 2005, up to, but not including, the Settlement Date, as defined below (the “Conversion Consideration”). Holders that validly surrender their shares of Preferred Stock for conversion will receive the Conversion Consideration in addition to the shares of Common Stock issuable upon conversion pursuant to the conversion terms of the Preferred Stock. Each share of Preferred Stock is convertible into 4.998 shares of Common Stock, subject to adjustment, which is equivalent to a conversion price of $10.004 per share. The Company is not required to issue fractional shares of Common Stock upon conversion of the Preferred Stock. Instead, the Company will pay a cash adjustment based upon the market price of the Common Stock on the second business day before the Settlement Date. The “Settlement Date” in respect of any shares of Preferred Stock that are validly surrendered for conversion is expected to be promptly following the Expiration Date. Holders surrendering their Preferred Stock for conversion after 5:00 p.m., New York City time, on the Expiration Date will not be eligible to receive the Conversion Consideration.
      Upon the terms and subject to the conditions of the Conversion Offer, the undersigned hereby surrenders for conversion pursuant to the Conversion Offer the shares of Preferred Stock that are being surrendered hereby, subject to the acceptance of the Preferred Stock for conversion and payment of the related Conversion Consideration. The undersigned hereby irrevocably constitutes and appoints the Conversion Agent the true and lawful agent and attorney-in-fact of the undersigned (with full knowledge that the Conversion Agent also acts as the agent of the Company) with respect to such shares of Preferred Stock, with full power of substitution (such power-of-attorney being deemed to be an irrevocable power coupled with an interest) to (1) present such shares of Preferred Stock and all evidences of transfer and authenticity to, or effect the conversion of, such shares of Preferred Stock on the account books maintained by DTC to, or upon the order of, the Company, (2) present such Shares of Preferred Stock for conversion on the books of the Company, and (3) receive all benefits and otherwise exercise all rights of beneficial ownership of such shares of Preferred Stock.
      The undersigned understands that surrenders of Preferred Stock for conversion pursuant to any of the procedures described in the Conversion Offer Prospectus and in the instructions hereto and acceptance thereof by the Company will constitute a binding agreement between the undersigned and the Company upon the terms and subject to the conditions of the Conversion Offer.
      The undersigned hereby represents and warrants that the undersigned has full power and authority to surrender for conversion the Preferred Stock surrendered hereby, and that when such shares of Preferred Stock are accepted for conversion and payment of the Conversion Consideration by the Company, such Preferred Stock may be duly cancelled and will be free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim or right. The undersigned will, upon request, execute and deliver any additional documents deemed by the Conversion Agent or by the Company to be necessary or desirable to complete the conversion of the Preferred Stock surrendered hereby.
      For purposes of the Conversion Offer, the undersigned understands that the Company will be deemed to have accepted for conversion validly surrendered shares of Preferred Stock (or defectively surrendered

Shares of Preferred Stock with respect to which the Company has waived such defect) if, as and when the Company gives proper notice thereof to the Conversion Agent.
      The undersigned understands that, notwithstanding any other provision of the Conversion Offer, the Company’s obligation to accept shares of Preferred Stock for conversion, and to pay the related Conversion Consideration, is subject to, and conditioned upon, the satisfaction of or, where applicable, the Company’s waiver of, the following:

•	the receipt by the Company before 5:00 p.m., New York City time, on the Expiration Date of net borrowings under the Company’s senior secured credit facility on terms and conditions satisfactory to the Company sufficient to pay all the Conversion Consideration due in connection with the Conversion Offer, as well as all costs and expenses of the Conversion Offer; and

•	the general conditions described in the section of the Conversion Offer Prospectus captioned “The Conversion Offer — Conditions to the Conversion Offer.”
      Any shares of Preferred Stock not accepted for conversion will be returned promptly to the undersigned at the address set forth above, unless otherwise indicated herein under “Special Delivery Instructions” below. The Company reserves the right, in its sole discretion, to waive any one or more of the conditions to the Conversion Offer at any time as set forth in the Conversion Offer Prospectus under the caption “The Conversion Offer — Conditions to the Conversion Offer.”
      All authority conferred or agreed to be conferred by this Letter of Transmittal shall survive the death or incapacity of the undersigned and any obligation of the undersigned under this Letter of Transmittal shall be binding upon the undersigned’s heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and legal representatives.
      The undersigned understands that any delivery and surrender of any Preferred Stock is not effective, and the risk of loss of the Preferred Stock does not pass to the Conversion Agent, until receipt by the Conversion Agent of this Letter of Transmittal (or a manually signed facsimile hereof), properly completed and duly executed, or a properly transmitted Agent’s Message together with all accompanying evidences of authority and any other required documents in form satisfactory to the Company. All questions as to the form of all documents and the validity (including time of receipt) and acceptance of surrenders and withdrawals of Preferred Stock will be determined by the Company, in its sole discretion, which determination shall be final and binding.
      Unless otherwise indicated herein under “Special Issuance Instructions,” the undersigned hereby requests that (i) shares of Common Stock issued upon conversion of Preferred Stock and any shares of Preferred Stock not surrendered or not accepted for conversion be issued in the name of the undersigned (and in the case of Preferred Stock surrendered by book-entry transfer be credited to the account at DTC designated above) and (ii) checks for payments of the Conversion Consideration to be made in connection with the Conversion Offer be issued to the order of, and delivered to, the undersigned. Similarly, unless otherwise indicated herein under “Special Delivery Instructions,” the undersigned requests that any certificates representing the Common Stock issued upon conversion of the Preferred Stock, Preferred Stock representing shares not surrendered or not accepted for conversion and checks for payments of the Conversion Consideration to be made in connection with the Conversion Offer be delivered to the undersigned at the address shown above.
      In the event that the “Special Issuance Instructions” box or “Special Delivery Instructions” box is, or both are, completed, the undersigned hereby requests that Common Stock issued upon conversion of the Preferred Stock and any Preferred Stock representing shares not properly surrendered or not accepted for conversion be issued in the name(s) of, certificates for such Common Stock and/or Preferred Stock be delivered to, and checks for payments of the Conversion Consideration to be made in connection with the Conversion Offer be issued in the name(s) of, and be delivered to, the person(s) at the address so indicated, as applicable. The undersigned recognizes that the Company has no obligation pursuant to the “Special Issuance Instructions” box or “Special Delivery Instructions” box to transfer any shares of Preferred Stock from the names of the registered Holder(s) thereof if the Company does not accept for conversion any of the shares of such Preferred Stock so surrendered.

PLEASE SIGN ON THIS PAGE
(To be completed by all Holders surrendering Preferred Stock for conversion regardless of whether shares of Preferred Stock are being physically delivered herewith)
      This Letter of Transmittal must be signed by the registered Holder(s) of Preferred Stock exactly as their name(s) appear(s) on certificate(s) for the Preferred Stock or, if surrendered by a DTC participant, exactly as such participant’s name appears on a security position listing as the owner of Preferred Stock, or by person(s) authorized to become registered Holder(s) by endorsements and documents transmitted with this Letter of Transmittal. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below under “Capacity” and submit evidence satisfactory to the Company of such person’s authority to so act. See Instruction 4.
      If the signature appearing below is not of the registered Holder(s) of the Preferred Stock, then the registered Holder(s) must sign a proxy, which signature must be guaranteed by an Eligible Institution.
X

X

Signature(s) of Registered Holder(s) or Authorized Signatory
Dated: ______________________________ , 2005
Name(s):

(Please Print)
Capacity:

Address:

(Including Zip Code)
Area Code and Telephone No.:

Tax Identification or Social Security No.:

IMPORTANT: COMPLETE FORM W-9 PROVIDED HEREWITH OR APPLICABLE FORM W-8
SIGNATURE GUARANTEE (See Instruction 4 below)
Certain Signatures Must be Guaranteed by a Medallion Signature Guarantor

(Name of Eligible Institution Guaranteeing Signatures)

(Address (including zip code) and Telephone Number (including area code) of Firm)

(Authorized Signature)

(Title)
Date: ______________________________ , 2005

SPECIAL ISSUANCE INSTRUCTIONS
(See Instructions 3, 4, 5 and 7)
To be completed ONLY if certificates for shares of Preferred Stock not surrendered or not accepted for conversion or shares of Common Stock issued upon conversion in the Conversion Offer are to be issued in the name of, or payment for the Conversion Consideration is to be made to, someone other than the person or persons whose signature(s) appear(s) within this Letter of Transmittal, or if shares of Common Stock issued in the Conversion Offer or shares of Preferred Stock surrendered by book-entry transfer that are not accepted for conversion are to be credited to an account maintained at DTC other than the account designated above.

Issue:	☐ Common Stock
☐ Preferred Stock
☐ Payment
(check as applicable)
Name:

(Please Print)
Address:

(Include Zip Code)

(Taxpayer Identification or
Social Security Number)
(Such person(s) must properly complete the
Form W-9 herewith, a Form W-8BEN, a
Form W-8ECI or a Form W-8IMY,
as applicable)

☐	Credit shares of Common Stock issued in the Conversion Offer or unconverted shares of Preferred Stock by book-entry to the DTC account set forth below:

(DTC Account Number)
Number of Account Party:

SPECIAL DELIVERY INSTRUCTIONS
(See Instructions 3, 4, 5 and 7)
To be completed ONLY if certificates for shares of Preferred Stock not surrendered or not accepted for conversion or shares of Common Stock issued upon conversion in the Conversion Offer or payment for the Conversion Consideration is to be sent to someone other than the person or persons whose signature(s) appear(s) within this Letter of Transmittal or to such person or persons at an address different from that shown in the box entitled “Description of Preferred Stock” within this Letter of Transmittal.

Deliver:	☐ Common Stock
☐ Preferred Stock
☐ Payment
(check as applicable)
Name:

(Please Print)
Address:

(Include Zip Code)

(Taxpayer Identification or
Social Security Number)
(Such person(s) must properly complete the
Form W-9 herewith, a Form W-8BEN, a
Form W-8ECI or a Form W-8IMY,
as applicable)

☐	Credit shares of Common Stock issued in the Conversion Offer or unconverted shares of Preferred Stock by book-entry to the DTC account set forth below:

(DTC Account Number)
Number of Account Party:

INSTRUCTIONS
Forming Part of the Terms and Conditions of the Conversion Offer
      1. Delivery of this Letter of Transmittal and Certificates for Shares of Preferred Stock or Book-Entry Confirmations. To surrender shares of Preferred Stock for Conversion in the Conversion Offer and receive the Conversion Consideration, physical delivery of certificates for shares of Preferred Stock or a confirmation of any book-entry transfer into the Conversion Agent’s account with DTC of shares of Preferred Stock surrendered electronically, as well as a properly completed and duly executed copy of this Letter of Transmittal or, in the case of book-entry delivery, an Agent’s Message through the ATOP facility at DTC, and any other documents required by this Letter of Transmittal, must be received by the Conversion Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. The method of delivery of this Letter of Transmittal, shares of Preferred Stock, and all other required documents to the Conversion Agent is at the election and risk of Holders. If such delivery is by mail, it is suggested that Holders use properly insured registered mail with return receipt requested, and that the mailing be made sufficiently in advance of the Expiration Date to permit delivery to the Conversion Agent prior to such date. Except as otherwise provided below, the delivery will be deemed made when actually received or confirmed by the Conversion Agent. This Letter of Transmittal and the shares of Preferred Stock should be sent only to the Conversion Agent, not to the Company, the Dealer Manager, the Information Agent or DTC.
      2. Withdrawal of Surrendered Shares of Preferred Stock. Shares of Preferred Stock surrendered for conversion may be validly withdrawn at any time up until 5:00 p.m., New York City time, on the Expiration Date. In addition, surrendered shares of Preferred Stock may be validly withdrawn if the shares of Preferred Stock have not been accepted after the expiration of 40 business days from November 9, 2005. In the event of a termination of the Conversion Offer, the shares of Preferred Stock surrendered for conversion pursuant to the Conversion Offer will be promptly returned to the surrendering Holder.
      Holders who wish to exercise their right of withdrawal with respect to the Conversion Offer must give written notice of withdrawal delivered by mail, hand delivery or manually signed facsimile transmission, which notice must be received by the Conversion Agent at its address set forth on the first page of this Letter of Transmittal on or before the Expiration Date or at such other permissible times as are described herein or, in case of book-entry transfer, by a properly transmitted “Request Message” through ATOP. For a withdrawal of shares of Preferred Stock surrendered for conversion to be effective, a notice of withdrawal must specify the name of the person who deposited the shares of Preferred Stock to be withdrawn (the “Depositor”), the name in which the shares of Preferred Stock are registered (or, if surrendered by book-entry transfer, the name and number of the participant in DTC whose name appears on the security position listing as the owner of such Preferred Stock), if different from that of the Depositor, and the number of shares of Preferred Stock to be withdrawn. If certificates have been delivered or otherwise identified (through confirmation of book-entry transfer of such Preferred Stock) to the Conversion Agent, the name of the Holder and the certificate number or numbers relating to such Preferred Stock withdrawn must also be furnished to the Conversion Agent as aforesaid prior to the physical release of the certificates for the withdrawn Preferred Stock (or, in the case of Preferred Stock transferred by book-entry transfer, the name and number of the account at DTC to be credited with withdrawn Preferred Stock). The notice of withdrawal must be signed by the Holder in the same manner as this Letter of Transmittal (including, in any case, any required signature guarantee(s)), or be accompanied by (x) documents of transfer sufficient to have the Conversion Agent, which is also the transfer agent and registrar with respect to the Preferred Stock, register the transfer of the Preferred Stock into the name of the person withdrawing such Preferred Stock and (y) a properly completed irrevocable proxy that authorized such person to effect such revocation on behalf of such Holder. If the Preferred Stock to be withdrawn has been delivered or otherwise identified to the Conversion Agent, a signed notice of withdrawal is effective immediately upon written or facsimile notice of withdrawal even if physical release is not yet effected. Any shares of Preferred Stock properly withdrawn will be deemed to be not validly surrendered for conversion for purposes of the Conversion Offer.

      Withdrawal of shares of Preferred Stock can be accomplished only in accordance with the foregoing procedures.
      All questions as to the validity (including time of receipt) of notices of withdrawal will be determined by the Company in the Company’s sole discretion and the Company’s determinations shall be final and binding. None of the Company, the Conversion Agent, the Dealer Manager, the Information Agent or any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal, or incur any liability for failure to give any such notification.
      3. Partial Surrenders. If less than the entire number of shares of Preferred Stock evidenced by a submitted certificate is surrendered, the surrendering Holder must fill in the number of shares of Preferred Stock surrendered in the last column of the box entitled “Description of Preferred Stock” herein. The entire number of shares of Preferred Stock delivered to the Conversion Agent will be deemed to have been surrendered, unless otherwise indicated. The number of shares of Preferred Stock not surrendered for conversion or not accepted for conversion will be sent (or, if surrendered by book-entry transfer, returned by credit to the account at DTC designated herein) to the Holder unless otherwise provided in the appropriate box on this Letter of Transmittal (see Instruction 5), promptly after the shares of Preferred Stock are accepted for conversion.
      4. Signatures on this Letter of Transmittal, Stock Powers and Endorsement; Guarantee of Signatures. If this Letter of Transmittal is signed by the registered Holder(s) of the Preferred Stock surrendered for conversion hereby, the signature(s) must correspond exactly with the name(s) as written on the face of the certificate(s) without any change whatsoever.
      If any of the shares of Preferred Stock surrendered for conversion hereby are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal. If any shares of Preferred Stock surrendered for conversion are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate copies of this Letter of Transmittal and any necessary accompanying documents as there are different names in which certificates are held.
      If this Letter of Transmittal or any certificates or stock powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to the Company of their authority so to act must be submitted with this Letter of Transmittal.
      If this Letter of Transmittal is signed by the registered Holder(s) of the Preferred Stock listed and transmitted hereby, no endorsements of certificates or separate stock powers are required unless payment is to be made to, or certificates for Preferred Stock not surrendered or not accepted for purchase are to be issued to, a person other than the registered Holder(s). Signatures on such certificates or stock powers must be guaranteed as provided below.
      If this Letter of Transmittal is signed by a person other than the registered Holder(s) of the shares of Preferred Stock listed, the certificates representing such shares of Preferred Stock must be properly endorsed for transfer by the registered Holder or be accompanied by a properly completed stock power from the registered Holder(s) in form satisfactory to the Company.
      Signatures on all Letters of Transmittal must be guaranteed by a participant in a recognized Medallion Signature Program unless the shares of Preferred Stock surrendered for conversion thereby are surrendered (1) by a registered Holder of Preferred Stock (or by a participant in DTC whose name appears on a security position listing as the owner of such Preferred Stock) who has not completed the box marked “Special Issuance Instructions” or the box marked “Special Delivery Instructions” in the Letter of Transmittal, or (2) for the account of an Eligible Institution. If the shares of Preferred Stock are registered in the name of a person other than the signer of the Letter of Transmittal or if Preferred Stock not accepted for conversion or not surrendered for conversion is to be returned to a person other than the registered Holder, then the signatures on the Letters of Transmittal accompanying the surrendered Preferred Stock must be guaranteed by a Medallion Signature Guarantor as described above.

      5. Special Issuance and Special Delivery Instructions. Holders surrendering shares of Preferred Stock for conversion should indicate in the applicable box or boxes the name and address to which Common Stock issued upon conversion of Preferred Stock, shares of Preferred Stock not surrendered for conversion or not accepted for conversion and/or checks for payment of the Conversion Consideration to be made in connection with the Conversion Offer are to be issued or sent, if different from the name and address of the registered Holder signing this Letter of Transmittal. In the case of issuance in a different name, the taxpayer identification or social security number of the person named must also be indicated and such person must properly complete a Form W-9, a Form W-8BEN, a Form W-8ECI or a Form W-8IMY, as applicable. If no instructions are given, Common Stock will be issued and Preferred Stock not surrendered or not accepted for conversion will be returned, to the Holder of the Preferred Stock surrendered. Any Holder surrendering shares of Preferred Stock for conversion by book-entry transfer may request that Common Stock issued upon conversion of Preferred Stock and Preferred Stock not surrendered for conversion or not accepted for conversion be credited to such account at DTC as such Holder may designate under the caption “Special Issuance Instructions.” If no such instructions are given, Common Stock will be issued and any such shares of Preferred Stock not surrendered for conversion or not accepted for conversion will be returned, by crediting the account at DTC designated above.
      6. Taxpayer Identification Number. Each Holder surrendering shares of Preferred Stock for conversion is required to provide the Conversion Agent with the Holder’s correct taxpayer identification number (“TIN”), generally the Holder’s social security or federal employee identification number, on the Form W-9 herein, which is provided under “Important Tax Information” below, or alternatively, to establish another basis for exemption from backup withholding. A Holder must cross out item (2) in the Certification box (Part II) on the Form W-9 provided herewith if such Holder is subject to backup withholding. In addition to potential penalties, failure to provide the correct information on the form may subject the surrendering Holder to 28% U.S. federal backup withholding on the payments, including of the Conversion Consideration, made to the Holder or other payee with respect to shares of Preferred Stock surrendered pursuant to the Conversion Offer. A Holder shall write “applied for” in the space provided in Part I of the form and complete the attached Certificate of Awaiting Taxpayer Identification Number if the surrendering Holder has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future.
      In such case, the Conversion Agent will withhold 28% of all such payments of the Conversion Consideration until a TIN is provided to the Conversion Agent, and if the Conversion Agent is not provided with a TIN within 60 days, such amounts will be paid over to the Internal Revenue Service. A Holder who writes “applied for” in Part I in lieu of furnishing his or her TIN should furnish his or her TIN as soon as it is received. A Holder surrendering shares of Preferred Stock for conversion that is not a U.S. person may qualify as an exempt recipient by submitting to the Conversion Agent a properly completed Form W-8BEN, Form W-8ECI or Form W-8IMY, as applicable (which the Conversion Agent will provide upon request), signed under penalty of perjury, attesting to that Holder’s exempt status.
      7. Transfer Taxes. The Company will pay all transfer taxes applicable to the conversion of shares of Preferred Stock pursuant to the Conversion Offer, except in the case of deliveries of certificates for shares of Preferred Stock not surrendered for conversion or not accepted for conversion that are registered or issued in the name of any person other than the registered Holder of Preferred Stock surrendered thereby.
      8. Irregularities. All questions as to the form of all documents and validity (including time of receipt) and acceptance of Preferred Stock for conversion and withdrawals of Preferred Stock will be determined by the Company, in its sole discretion, which determination shall be final and binding. Alternative, conditional or contingent surrenders of Preferred Stock will not be considered valid. The Company reserves the absolute right to reject any or all shares of Preferred Stock surrendered for conversion that are not in proper form or the acceptance of which would, in the Company’s opinion, be unlawful. The Company also reserves the right to waive any defects, irregularities or conditions of surrender as to particular shares of Preferred Stock. The Company’s interpretations of the terms and conditions of the Conversion Offer (including the instructions in this Letter of Transmittal) will be final and binding. Any defect or irregularity in connection with surrenders of Preferred Stock must be cured within such time as the Company determines, unless waived by the Company. Surrenders of Preferred Stock shall not have been deemed to have been made until all defects or irregularities have been waived by the Company or cured. None of the Company, the Conversion Agent, the Dealer Manager, the Information Agent or any other person will be under any duty to give notice of any defects or irregularities in surrenders of Preferred Stock, or will incur any liability to Holders for failure to give any such notice.
      9. Waiver of Conditions. The Company expressly reserves the absolute right, in its sole discretion, to amend or waive any of the conditions to the Conversion Offer in the case of any Preferred Stock surrendered for conversion, in whole or in part, at any time and from time to time.
      10. Mutilated, Lost, Stolen or Destroyed Certificates Representing Shares of Preferred Stock. Any Holder whose certificates for representing shares of Preferred Stock have been mutilated, lost, stolen or destroyed should write to or telephone the Conversion Agent, which is also serving as the Company’s transfer agent and registrar with respect to the Preferred Stock, at the address or telephone number set forth in the Conversion Offer Prospectus.
      11. Requests for Assistance or Additional Copies. Any requests for assistance in connection with the Conversion Offer or for additional copies of any of the Conversion Offer Documents may be directed to the Conversion Agent or the Information Agent, respectively. Any additional questions regarding the Conversion Offer should be directed to the Dealer Manager. Contact information for the Conversion Agent, the Information Agent and the Dealer Manager is set forth at the end of this Letter of Transmittal.
IMPORTANT TAX INFORMATION
      A Holder whose surrendered Preferred Stock is accepted for conversion is required to provide the Conversion Agent with such Holder’s correct TIN on the Form W-9 provided herewith or otherwise establish a basis for exemption from backup withholding. If such Holder is an individual, the TIN is his or her social security number. If the Conversion Agent is not provided with the correct TIN or an adequate basis for exemption, payment, including any the Conversion Consideration, made to such Holder with respect to shares of Preferred Stock converted pursuant to the Conversion Offer may be subject to backup withholding and the Holder may be subject to a $50 penalty, as well as various other penalties, imposed by the Internal Revenue Service.
      Certain Holders (including, among others, corporations and certain foreign persons) are not subject to these backup withholding and reporting requirements. Exempt Holders should indicate their exempt status on the Form W-9 provided herewith. A foreign person may qualify as an exempt recipient, by submitting to the Conversion Agent a properly completed Internal Revenue Service Form W-8BEN, Form W-8ECI or Form W-8IMY, as applicable (instead of a Form W-9), signed under penalties of perjury, attesting to that Holder’s exempt status. A Form W-8BEN, Form W-8ECI or Form W-8IMY, as applicable can be obtained from the Conversion Agent. See the “Form W-9 — Request For Taxpayer Identification Number and Certification” provided herewith for additional instructions. Holders are urged to consult their own tax advisors to determine whether they are exempt from these backup withholding and reporting requirements.
      If backup withholding applies, the Conversion Agent is required to withhold 28% of any Conversion Consideration paid to the Holder or other payee. Backup withholding is not an additional federal income tax. If the required information is furnished to the Internal Revenue Service in a timely manner, the federal income tax liability of persons subject to backup withholding may be reduced by the amount of tax withheld, and, if withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service.
Purpose of Form W-9
      To prevent backup withholding on any payments, including any Conversion Consideration made with respect to shares of Preferred Stock converted pursuant to the Conversion Offer, the Holder is required to provide the Conversion Agent with (i) the Holder’s correct TIN by completing the Form W-9 provided herewith, certifying (x) that the TIN provided on the Form W-9 herewith is correct (or that such Holder is awaiting a TIN), (y) that (A) the Holder is exempt from backup withholding, (B) the Holder has not been notified by the Internal Revenue Service that the Holder is subject to backup withholding as a result of failure to report all interest or dividends or (C) the Internal Revenue Service has notified the Holder that the Holder is no longer subject to backup withholding, and (z) that the Holder is a U.S. person (including a U.S. resident alien), or (ii) if applicable, an adequate basis for exemption.
What Number to Give the Conversion Agent
      The Holder is required to give the Conversion Agent the TIN (e.g., social security number or employer identification number) of the registered Holder. If shares of Preferred Stock are held in more than one name or are not held in the name of the actual owner, consult the “Form W-9 — Request For Taxpayer Identification Number and Certification” provided herewith for additional guidance on which number to report.

[THIS PAGE INTENTIONALLY LEFT BLANK]

[THIS PAGE INTENTIONALLY LEFT BLANK]

[THIS PAGE INTENTIONALLY LEFT BLANK]

The Conversion Agent for the Conversion Offer is:
Mellon Investor Services LLC

By Registered or Certified Mail: Mellon Investor Services LLC P.O. Box 3301 South Hackensack, New Jersey 07606	By Regular Mail & Overnight Courier: Mellon Investor Services LLC 480 Washington Blvd., 27th Floor Jersey City, New Jersey 07310 Attention: Reorganization Dept.	In Person By Hand Only: Mellon Investor Services LLC Reorg Dept. 120 Broadway, 13th Floor New York, New York 10271
By Telephone:
Domestic: (800) 685-4258
Foreign: (201) 680-6622
Facsimile: (201) 680-4626
For Confirmation of Facsimile Transmission by Telephone:
(201) 680-4860
      Any requests for assistance in connection with the Conversion Offer or for additional copies of the Conversion Offer Documents should be directed to the Information Agent at the address or telephone numbers set forth below. A Holder may also contact such Holder’s broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Conversion Offer.
The Information Agent for the Conversion Offer is:
D.F. King & Co., Inc.
You may obtain information regarding the Conversion Offer
from the Information Agent as follows:
48 Wall Street
New York, New York 10005
Holders of Preferred Stock May Call: (212) 269-5550
      Any questions relating to the Conversion Offer may be directed to the Dealer Manager at the address or telephone numbers set forth below:
Merrill Lynch & Co.
4 World Financial Center, 7th Floor
New York, New York 10080
Attention: Liability Management Group
(212) 449-4914 (collect)
(888) 654-8637 (toll free)